EXHIBIT 2

CHILCO RIVER HOLDINGS, INC.

(a Nevada corporation)

355 Lemon Ave., Suite C

Walnut, CA 91789

SUBSCRIPTION AGREEMENT

Instructions

PLEASE COMPLETE AND SIGN TWO COPIES OF THE SUBSCRIPTION AGREEMENT

April, 2007

Chilco River Holdings, Inc.

SUBSCRIPTION AGREEMENT

CONVERTIBLE DEBENTURES

The undersigned (the “Purchaser”) hereby irrevocably subscribes for and agrees to purchase from Chilco River Holdings, Inc., a Nevada corporation (the “Corporation”) convertible debentures in the principal amount of the Subscription Price set froth in the Subscription and Subscriber Information below (the “Debentures”) for and in consideration of the Subscription Price to be paid in cash at closing (the “Purchase Price”)(the “Offering”). The Debentures are convertible into shares of Common Stock, $0.001 par value (the “Common Shares”), at the greater of US$0.75 per share or 70% of the 5-day average market trading price of the Common Shares immediately preceding the dated of conversion, subject to certain adjustments (collectively the Debentures and the Common Shares are referred to as the “Securities”). The Debentures will be in substantially the form attached hereto as Exhibit A. The Purchaser agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Securities” including without limitation the representations, warranties and covenants set forth in the applicable schedules attached thereto. The Purchaser further agrees, without limitation, that the Corporation may rely upon the Subscriber’s representations, warranties and covenants contained in such documents.

If you are a “U.S. Purchaser”, complete and sign the U.S. Accredited Investor Certificate – Exhibit B. A “U.S. Purchaser” is (a) any “U.S. person” as defined in Regulation S under United States federal securities laws, (b) any person purchasing securities on behalf of any “U.S. Person” or any person in the United States, (c) any person that receives or received an offer of the securities while in the United States, or (d) any person that is in the United States at the time the purchaser’s buy order was made or this subscription agreement was executed or delivered.

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below

Chung Lien Investment Management Limited
(Name of Purchaser)

Account Reference (if applicable):
By:	Aggregate Subscription Price: U.S.$1,000,000.00 (the “Subscription Price”)
Authorized Signature

Managing Director

(Official Capacity or Title – if the Subscriber is not an individual)

Shi-Ming Du

(Name of individual whose signature appears above if different than the name of the subscriber printed above.)

1/F Skyroom Terrace 11, Hei Wo Street, North Point, Hong Kong

(Subscriber’s Address, including Municipality and Province)

S.I.N. or Taxation Account of Subscriber

852 823 00830

(Telephone Number)                                                         (Email Address)

If the Subscriber is signing as agent for a principal or beneficial purchaser for whom it is not purchasing as trustee or agent for accounts fully managed by it (the “Disclosed Principal”), complete the following:

(Name of Principal)

(Principal’s Address)

Account Registration Information:

Chung Lien Investment Management Limited

(Name)

(Account Reference, if applicable)

1/F Skyroom Terrace 11, Hei Wo Street, North Point, Hong Kong

(Address, including Postal Code)

Delivery Instructions as set forth below:

Chung Lien Investment Management Limited

(Name)

(Account Reference, if applicable)

1/F Skyroom Terrace 11, Hei Wo Street, North Point, Hong Kong

(Address)

Shi-Ming Du                                                                      852 823 00830

(Contact Name)                                                          (Telephone Number)

Chilco River Holdings, Inc. Convertible Debenture -- Subscription Agreement

SUBSCRIPTION AGREEMENT

FOR CONVERTIBLE DEBENTURES OF

CHILCO RIVER HOLDINGS, INC.

(a Nevada corporation)

1.             Subscription: The undersigned or the Disclosed Principal, if applicable (collectively, the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from Chilco River Holdings, Inc., a Nevada corporation (“Chilco”, the “Corporation” or the “Company”) debentures in the principal amount of the Subscription Price (the “Debentures”) in consideration of the Subscription Price to be paid in cash at closing (the “Purchase Price”)(the “Offering”). The Debentures are convertible into shares of Common Stock, $0.001 par value (“Common Shares”), at the greater of US$0.75 per share or 70% of the 5-day average market trading price of the Common Shares immediately preceding the date of conversion, subject to certain adjustments (collectively the Debentures and the Common Shares are referred to in this agreement as the “Securities”). The Debentures will be in substantially the form attached hereto as Exhibit A. All figures are in United States Dollars unless otherwise specified. Such Subscription is subject to the following terms and conditions:

a.            Tender of Purchase Price: Subscriber tenders to Chilco the Purchase Price either by a check payable to the order of “Chilco River Holdings, Inc.” or wire transfer pursuant to the instructions set forth on Schedule I.

b.             Closing: Upon receipt by Chilco of the Purchase Price, the closing (the “Closing”) shall occur prior to 12:00 p.m. on Apil 19, 2007 at the offices of Dorsey & Whitney LLP, Republic Plaza Building, Suite 4700, 370 Seventeenth Street, Denver, CO  80202-5647 or at such other time or place as may be agreed to by Chilco and the Subscriber (the “Closing Date”). All funds will be delivered to Chilco. The Securities subscribed for herein will not be deemed issued to, or owned by, the Subscriber until the Subscription Agreement has been executed by the Subscriber and countersigned by Chilco, and all payments required to be made herein have been made. The Closing is subject to the fulfillment of the following conditions (the “Conditions”) which Conditions Chilco and the Subscriber covenant to exercise their reasonable best efforts to have fulfilled on or prior to the Closing Date:

(i)	the Subscriber shall have tendered the Purchase Price to Chilco;
(ii)

all relevant documentation and approvals as may be required by applicable securities statutes, regulations, policy statements and interpretation notes, by applicable securities regulatory authorities and by applicable rules shall have been obtained and, where applicable, executed by or on behalf of the Subscriber;

(iii)	Chilco’s board of directors shall have authorized and approved the execution and delivery of this Subscription Agreement (“Agreement’) and other related transaction documents;
(iv)

David Liu and Tom Liu shall have in aggregate pledged 1,200,000 shares of the Company’s common stock for each U.S.$1,000,000 in principal of Debentures to secure repayment of such Debentures under the form of Pledge Agreement insubstantially the form attached hereto as Exhibit C; and

Chilco River Holdings, Inc. Convertible Debenture -- Subscription Agreement

(v)	the representations and warranties of Chilco and the Subscriber set forth in this Agreement shall be true and correct as of the Closing Date.

c.             Issuance of Securities: Within five (5) days after the Closing Date, Chilco will deliver the certificates representing the Debentures subscribed for to the Subscriber at the address set forth in the registration instructions set forth on the signature page (unless Subscriber otherwise instructs Chilco in writing). None of the Debentures or the Common Shares issuable upon conversion of Debentures have been registered under the Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state in the United States.

2.	Representations and Warranties: Subscriber hereby represents and warrants to Chilco:

a.	SUBSCRIBER UNDERSTANDS THAT THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY.

b.

Unless paragraph (c) below applies, Subscriber is not an underwriter and Subscriber acquired the Securities solely for investment for its own account and not with a view to, or for, resale in connection with any distribution of securities within the meaning of the U.S. Securities Act; and the Securities are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the undersigned has no contract, undertaking, understanding, agreement, or arrangement, formal or informal, with any person to sell, transfer, or pledge to any person the securities for which it hereby subscribes, or any part thereof; and it understands that the legal consequences of the foregoing representations and warranties to mean that it must bear the economic risk of the investment for an indefinite period of time because the Securities have not been registered under the U.S. Securities Act, and, therefore, may be resold only if registered under the U.S. Securities Act or if an exemption from such registration is available.

c.

In case of the purchase by you of the Securities as agent or trustee for any beneficial principal, you are duly authorized trustee or agent of such beneficial purchaser with due and proper power and authority to execute and deliver, on behalf of each such beneficial purchaser, this Agreement and all other documentation in connection with the purchase of the Securities hereunder, to agree to the terms and conditions herein and therein set out and make the representations, warranties, acknowledgements and covenants herein and therein contained, all as if each such beneficial purchaser were the Subscriber and the Subscriber’s actions as trustee or agent are in compliance with all applicable law and you and each beneficial purchaser acknowledges that the Corporation is required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of the Securities for whom it may be acting;

d.

The Subscriber understands the speculative nature and risks of investments associated with Chilco, and confirms that the Securities would be suitable and consistent with its investment program and that its financial position enables Subscriber to bear the risks of this investment, and that there may not be any public market for the Securities.

e.	The Securities subscribed for herein may not be transferred, encumbered, sold,

Chilco River Holdings, Inc. Convertible Debenture -- Subscription Agreement

hypothecated, or otherwise disposed of to any person, except in compliance with the U.S. Securities Act and applicable state securities or “blue sky” laws. The Subscriber acknowledges that the Securities are “restricted securities,” as such term is defined under Rule 144 of the U.S. Securities Act, and may not be offered, sold, transferred, pledged, or hypothecated to any person in the absence of registration under the U.S. Securities Act or an opinion of counsel satisfactory to the Corporation that registration is not required. Without limiting the generality or application of any other covenants, representations, warranties or acknowledgements of the Subscriber respecting resale of the Securities, if the Subscriber decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless:

the sale is to the Corporation;

the sale is made outside the United States in a transaction satisfying the requirements of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “blue sky” laws;

the Securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of Securities, and it has prior to such sale furnished to the Corporation an opinion of counsel to that effect, which opinion and counsel shall be reasonably satisfactory to the Corporation; or

the Securities are registered under the U.S. Securities Act and any applicable state laws and regulations governing the offer and sale of such Securities,

and the Subscriber understands that the Corporation may instruct its registrar and transfer agent not to record any transfer of the Securities without first being notified by the Corporation that it is satisfied that such transfer is exempt from or not subject to the registration requirements of the U.S. Securities Act and applicable state securities laws.

f.

At the time of subscription, the Subscriber reviewed the economic consequences of the purchase of the Securities with its attorney and/or other financial advisor, was afforded access to the books and records of the Corporation, conducted an independent investigation of the business of the Corporation, and was fully familiar with the financial affairs of the Corporation. The Subscriber consulted with its counsel with respect to the U.S. Securities Act and applicable federal and state securities laws. The Corporation has not provided the Subscriber with any representations, statements, or warranties as to the Securities. The Subscriber has received copies of, or has access to, the Corporation’s Form 10-KSB for the year ended December 31, 2005, the Corporation’s Form 10-QSB for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, and the Corporation’s current reports on Form 8-K filed since January 1, 2006, all of which are filed electronically on EDGAR.

g.

The Subscriber had the opportunity to ask questions of the Corporation and receive additional information from the Corporation to the extent that the Corporation possessed such information, or could acquire it without unreasonable effort or expense, necessary to evaluate the merits and risks of an investment in Chilco.

Chilco River Holdings, Inc. Convertible Debenture -- Subscription Agreement

h.

The Subscriber confirms that (i) it is able to bear the economic risk of the investment, (ii) it is able to hold the Securities for an indefinite period of time, (iii) it is able to afford a complete loss of its investment and that it has adequate means of providing for its current needs and possible personal contingencies, and that it has no need for liquidity in this investment, (iv) this investment is suitable for the Subscriber based upon his investment holdings and financial situation and needs, and this investment does not exceed ten percent of Subscriber’s net worth, and (v) the Subscriber by reason of its business or financial experience could be reasonably assumed to have the capacity to protect its own interests in connection with this investment.

i.

The Subscriber has not purchased the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

j.

The Subscriber confirms that this transaction is intended to be exempt from registration under the U.S. Securities Act by virtue of section 4(2) of the U.S. Securities Act, the provisions of Rule 506 of Regulation D promulgated thereunder, or the exception from the registration requirements available under Regulations S of the U.S. Securities Act and confirms that it is an “accredited investor” (as that term is defined under Rule 501(a) as promulgated under Regulation D of the U.S. Securities Act).

k.	Unless the Subscriber has completed and delivered a U.S. Accredited Investor Certificate, attached hereto as Exhibit B, the Subscriber represents and acknowledges that:

(i)

it is not a “U.S. person”, as defined in Regulation S under the U.S. Securities Act (which definition includes but is not limited to (A) any individual resident in the United States, (B) any partnership or corporation organized or incorporated under the laws of the United States, (C) any partnership or corporation formed by a U.S. person under the laws of any foreign jurisdiction principally for the purpose of investing in securities not registered under the U.S. Securities Act, or (D) any estate or trust of which any executor, administrator or trustee is a U.S. person), and is not purchasing the Securities for the account or benefit of a “U.S. person”

(ii)

it was not offered any of the Securities in the United States, did not receive any materials relating to the offer of the Securities in the United States, and did not execute this Agreement or any other materials relating to the purchase of the Securities in the United States; and

(iii)	the Certificates representing the Securities delivered pursuant to this Subscription shall bear a legend in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE

Chilco River Holdings, Inc. Convertible Debenture -- Subscription Agreement

TRANSFERRED ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.”

If the Certificates representing the Securities have been held for a period of at least one (1) year and if Rule 144 under the U.S. Securities Act is applicable (there being no representations by Chilco that Rule 144 is applicable), then the undersigned may make sales of the Securities only under the terms and conditions prescribed by Rule 144 of the U.S. Securities Act or exemptions therefrom. Chilco shall use commercially reasonable efforts to cause its legal counsel to deliver an opinion or such other documentation as may reasonably be required to effect sales of the Securities under Rule 144.

All information which the Subscriber has provided concerning the Subscriber is correct and complete as of the date set forth below, and if there should be any change in such information prior to the acceptance of this Agreement by the Company, the Subscriber will immediately provide such information to the Company.

3.             Company Representations, Warranties and Covenants. Chilco represents, warrants and covenants (and acknowledges that the Subscriber is relying on such representations, warranties and covenants) that, at the Closing Date:

a.	each of Chilco and each of its subsidiaries is a valid and subsisting corporation duly incorporated and in good standing under the laws of its jurisdiction of incorporation;
b.

Chilco will reserve or set aside sufficient shares of common stock in its treasury to issue the Common Shares issuable upon conversion of the Debentures, and all such Securities will upon payment of the recited consideration and issuance be duly and validly issued as fully paid and non-assessable;

Chilco River Holdings, Inc. Convertible Debenture -- Subscription Agreement

c.

the issue and sale of the Securities by Chilco does not and will not conflict with, and does not and will not result in a breach of, any of the terms of its incorporating documents or any agreement or instrument to which Chilco is a party;

d.	Chilco has complied and will comply fully with the requirements of all applicable corporate and securities laws in all matters relating to the offering of the Securities;
e.

this Agreement has been or will be by the Closing Date, duly authorized by all necessary corporate action on the part of Chilco, and Chilco has full corporate power and authority to undertake this offering;

f.

this Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a valid and legally binding obligation of the Corporation enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

g.	Chilco is not an “investment company” within the meaning of the Investment Company Act of 1940;
h.

neither Chilco nor any of its affiliates, nor any person acting on its or their behalf (i) has made or will make any “directed selling efforts” (as such term is defined in Regulation S of the U.S. Securities Act) in the United States, or (ii) has engaged in or will engage in any form of “general solicitation” or “general advertising” (as such terms are defined in Rule 502 (c) under Regulation D of the U.S. Securities Act) in the United States with respect to offers or sales of the Securities; and

i.

Chilco has not, for a period of six months prior to the date hereof, sold, offered for sale or solicited, and will not for a period of six months after the Closing Date, offer, sell or solicit, any offer to buy any of its securities in a manner that would be integrated with the offer and sale of the Securities and would cause the exemption from registration set forth in Rule 506 of Regulation D or Rule 903 of Regulation S of the U.S. Securities Act to become unavailable with respect to the offer and sale of the Securities.

j.

Chilco shall use commercially reasonable effort to file a registration statement on Form SB-2 (or such other form as may be available) to register common shares issuable upon conversion of the Debentures under the U.S. Securities Act, within ninety (90) days after June 30, 2007.

4.             Governing Law: This Subscription Agreement shall be binding upon the parties hereto, their heirs, executors, successors, and legal representatives. The laws of the State of Nevada shall govern the rights of the parties as to this Agreement.

5.             Indemnification: Subscriber acknowledges that it understands the meaning and legal consequences of the representations and warranties contained herein, and it hereby agrees to indemnify and hold harmless Chilco and any other person or entity relying upon such information thereof from and against any and all

Chilco River Holdings, Inc. Convertible Debenture -- Subscription Agreement

loss, damage or liability due to or arising out of a breach of any representation, warranty, or acknowledgement of Subscriber contained in this Agreement.

6.             Nonassignability: Except as otherwise expressly provided herein, this Agreement may not be assigned by Subscriber.

7.             Entire Agreement: This instrument contains the entire agreement among the parties with respect to the acquisition of the shares and the other transactions contemplated hereby, and there are no representations, covenants or other agreements except as stated or referred to herein.

8.              Amendment: This Agreement may be amended or modified only by a writing signed by the party or parties to be charged with such amendment or modification.

9.             Binding On Successors: All of the terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and legal representatives.

10.           Titles: The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.           Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed an original and all of which taken together shall constitute one and the same document, notwithstanding that all parties are not signatories to the same counterpart.

12.           Severability: The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of the balance of this Agreement.

13.           Disclosure Required Under State Law: The offering and sale of the Securities is intended to be exempt from registration under the securities laws of certain states. Subscribers who reside or purchase the Securities may be required to make additional disclosures by the securities laws of various states and agrees to provide such additional disclosures as requested by Chilco upon written request.

14.           Notices: All notes or other communications hereunder (except payment) shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail postage prepaid, or by Express Mail Service or similar courier, addressed as follows:

If to Subscriber:	At the address designated on the signature page of this Agreement.

If to the Company:	Chilco River Holdings, Inc. 355 Lemon Avenue, Suite C Walnut, CA 91789

With Copy to:	Dorsey & Whitney LLP Republic Plaza Building Suite 4700, 370 Seventeenth Street Denver, CO 80202-5647

Chilco River Holdings, Inc. Convertible Debenture -- Subscription Agreement

Attention: Kenneth Sam, Esq.

17.	Time of the Essence:	Time shall be of the essence of this Agreement in all respects.

18.          Facsimile and Counterpart Subscriptions: Chilco shall be entitled to rely on delivery of a facsimile copy of this Agreement executed by the subscriber, and acceptance by Chilco of such executed Agreement shall be legally effective to create a valid and binding agreement between the Subscriber and Chilco in accordance with the terms hereof. In addition, this Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document.

19.           Future Assurances: Each of the parties hereto will from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the Closing, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

SUBSCRIBER HEREBY DECLARES AND AFFIRMS THAT IT HAS READ THE WITHIN AND FOREGOING SUBSCRIPTION AGREEMENT, IS FAMILIAR WITH THE CONTENTS THEREOF AND AGREES TO ABIDE BY THE TERMS AND CONDITIONS THEREIN SET FORTH, AND KNOWS THE STATEMENTS THEREIN TO BE TRUE AND CORRECT.

Chilco River Holdings, Inc. Convertible Debenture -- Subscription Agreement

******

IN WITNESS WHEREOF, Subscriber executed this Agreement this 19 day of April, 2007.

SUBSCRIBER:

By:*	/s/ Shi-Min Du

Title:

Registration and Delivery Instructions:

Chung Lien Investment Management Limited

1/F Skyroom Terrace 11

(Address)

Hei Wo Street, North Point, Hong Kong

*	By the foregoing signature, I hereby certify to Chilco River Holdings, Inc. that I am duly empowered and authorized to provide the foregoing information.

This Subscription Agreement is hereby accepted by the Company this _____ day of ______________________________, 2007.

Chilco River Holdings, Inc.

By:

Title:

Chilco River Holdings, Inc. Convertible Debenture -- Subscription Agreement

Exhibit A

Form of Convertible Debenture

Chilco River Holdings, Inc. Convertible Debenture -- Subscription Agreement

Exhibit B

U.S. ACCREDITED INVESTOR CERTIFICATE

TO:	CHILCO RIVER HOLDINGS, INC.

The undersigned understands and agrees that the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or applicable state securities laws, and the Securities are being offered and sold to the undersigned in reliance upon Rule 506 of Regulation D under the U.S. Securities Act.

Capitalized terms used in this Exhibit D and defined in the Agreement to which the Exhibit B is attached have the meaning defined in the Subscription Agreement unless otherwise defined herein.

The undersigned (the “Subscriber”) acknowledges, represents, warrants and covenants (which acknowledgements, representations, warranties and covenants shall survive the Closing) to Chilco (and acknowledges that Chilco is relying thereon) that:

(a)

it is purchasing the Securities for its own account or for the account of one or more persons for whom it is exercising sole investment discretion, (a “Beneficial Purchaser”), for investment purposes only and not with a view to resale or distribution and, in particular, neither it nor any Beneficial Purchaser for whose account it is purchasing the Securities has any intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons; provided, however, that this paragraph shall not restrict the Subscriber from selling or otherwise disposing of any of the Securities pursuant to registration thereof pursuant to the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements;

(b)

it, and if applicable, each Beneficial Purchaser for whose account it is purchasing the Securities is a U.S. Accredited Investor that satisfies one or more of the categories of U.S. Accredited Investor indicated below (the Subscriber must initial “SUB” for the Subscriber, and “BP” for each Beneficial Purchaser, if any, on the appropriate line(s)):

Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
Category 3.	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; or
Category 4.	An insurance company as defined in Section 2(13) of the U.S. Securities Act; or

Chilco River Holdings, Inc. Convertible Debenture -- Subscription Agreement

Category 5.	An investment company registered under the United States Investment Company Act of 1940; or
Category 6.	A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or
Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or
Category 8.

A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S. $5,000,000; or

Category 9.

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

Category 10.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or
Category 11.

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S. $5,000,000; or

Category 12.	Any director or executive officer of the Corporation; or
Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the date hereof exceeds U.S. $1,000,000; or
Category 14.

A natural person who had an individual income in excess of U.S. $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 15.

A trust, with total assets in excess of U.S. $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

Category 16.	Any entity in which all of the equity owners meet the requirements of at least one of the above categories;

Chilco River Holdings, Inc. Convertible Debenture -- Subscription Agreement

(c)

it understands that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. state laws and regulations, the certificates representing the Securities, and all securities issued in exchange therefor or in substitution thereof, will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) AND SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

provided that if any of the Securities are being sold pursuant to Rule 144 of the U.S. Securities Act and in compliance with any applicable state securities laws, the legend may be removed by delivery to Chilco’s transfer agent of an opinion satisfactory to Chilco and its transfer agent to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

The Subscriber acknowledges that the representations, warranties and covenants contained in this Certificate are made by it with the intent that they may be relied upon by the Corporation in determining its eligibility or the eligibility of others on whose behalf it is contracting thereunder to purchase Securities. It agrees that by accepting Securities it shall be representing and warranting that the representations and warranties above are true as at the Closing with the same force and effect as if they had been made by it at the Closing and that they shall survive the purchase by it of Securities and shall continue in full force and effect notwithstanding any subsequent disposition by it of such securities.

The Subscriber undertakes to notify the Corporation immediately of any change in any representation, warranty or other information relating to the Subscriber or any Beneficial Purchaser set forth herein which takes place prior to the Closing.

Dated this            day of                                         , 2007.

Chilco River Holdings, Inc. Convertible Debenture -- Subscription Agreement

If a Corporation, Partnership or Other Entity:

_____________________________
Name of Entity

_____________________________
Type of Entity

_____________________________
Signature of Person Signing

_____________________________
Print or Type Name and Title of Person Signing	If an Individual: _____________________________ Signature _____________________________ Print or Type Name

Chilco River Holdings, Inc. Convertible Debenture -- Subscription Agreement

Exhibit C

Form of Pledge Agreement

Chilco River Holdings, Inc. Convertible Debenture -- Subscription Agreement

Schedule “I”

Wire Instructions

Chilco River Holdings, Inc. Convertible Debenture -- Subscription Agreement